UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 25, 2014, Hersha Hospitality Trust (the “Company”) issued a press release announcing results of operations for the quarter ended December 31, 2013.  A copy of that press release is furnished as Exhibit 99.1.

The information furnished with this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

As previously disclosed by the Company in its filings with the Securities and Exchange Commission:

•

On September 20, 2013, the Company, through certain subsidiaries, entered into a purchase and sale agreement with BRE NE Hospitality Holdings LLC (“BRE NE”), an affiliate of Blackstone Real Estate Advisors L.P.,  pursuant to which the Company agreed to sell and BRE NE agreed to purchase 16 non-core hotel properties from the Company.

•	On December 18, 2013, the Sellers closed on the sale of 12 of these non-core hotel properties.

As of February 25, 2014, the Company has completed the sale of the remaining four non-core hotel properties.  The sale of these four non-core hotel properties generated net cash proceeds of approximately $13.6 million for the Company, and reduced the Company’s consolidated mortgage debt by approximately $45.7 million.

The operating results of the 16 non-core hotel properties, including the four non-core hotel properties sold in February 2014, are included in discontinued operations for all periods presented in the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for quarterly period ended September 30, 2013.  Pro forma financial information reflecting the sale of the 16 non-core hotels was previously filed by the Company in the Company’s Current Report on Form 8-K filed on December 23, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued February 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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HERSHA HOSPITALITY TRUST

Date: February 25, 2014	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued February 25, 2014.